EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-13278, 33-27498, 33-45699, 33-58340, 33-50395, 33-51615,
33-65301, 333-08549, 333-15089, 333-15089-01 through -04 and 333-32909), Form
S-4 (Nos. 333-22733, 333-22733-01 and 333-31061) and Form S-8 (Nos. 2-67517,
2-97972, 33-20693, 33-21564, 33-41014, 33-52329, 33-54971, 333-12181, 333-19963,
333-34371, 333-31061, 333-43959 and 333-57427) and in the related Prospectuses of Bankers Trust Corporation (formerly Bankers Trust New York Corporation) of our report dated January 23, 1997, (except for Note 28, as to which the date is March 6, 1997), with respect to the consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows of Bankers Trust Corporation (formerly Bankers Trust New York Corporation) and Subsidiaries for the year ended December 31, 1996, prior to their restatement for the 1997 pooling-of-interests with Alex. Brown Incorporated, included in this Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                                /S/ ERNST & YOUNG LLP
                                                    -----------------------
                                                    Ernst & Young LLP

New York, New York
March 19, 1999


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